UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             November 29, 2004
             Date of Report  (Date of earliest event reported)



                             WHOLE LIVING, INC.
     (Exact name of small business issuer as specified in its charter)

        Nevada                    0-26973                    87-0621709
(State of incorporation)    (Commission File No.)         (I.R.S. Employer
                                                          Identification No.)

                 433 East Bay Boulevard, Provo, Utah  84606
                  (Address of principal executive offices)

                               (801) 655-1000
                      (Registrant's telephone number)


[   ]   Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act  (17 CFR 240.13e-4(c))

ITEM 8  OTHER EVENTS

On November 29, 2004 the Honorable Ted Stewart for the United States District Court, District of Utah, Central Division (the "Court") released a memorandum decision and order finding Don Tolman, Mark Bowen, and Think Again, Inc., a Tennessee corporation doing business as Great American, The Wholefood Farmacy, in contempt for violation of a preliminary injunction granted to Whole Living, Inc. on August 2, 2003. The Court decided not to wait for trial because of the persistent violation of the preliminary injunction and awarded Whole Living preliminary damages in the amount of approximately $240,430, as well as attorney fees and costs.

Whole Living initiated the case when it filed an action for a preliminary injunction against Don Tolman, a former consultant and founder of Brain Garden, LLC, on March 17, 2003. The purpose of the injunction was to stop Mr. Tolman from competing against the company in violation of a non-compete agreement he had signed. At a preliminary hearing on April 2, 2003, the court issued a temporary restraining order which expired April 10, 2003. On May 5, 2003 Mr. Tolman filed a counterclaim for payments he alleged were due and owing to him. Then on August 2, 2003 the Court granted the preliminary injunction against Mr. Tolman and the other parties, which was violated.


                           SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WHOLE LIVING, INC.




Date: December 1, 2004        By:/s/Sharmon L. Smith
                              ____________________________________________
                              Sharmon L. Smith, Secretary/Treasurer